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                          Certification under Rule 466
                          ----------------------------

                  The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

                  (1) That it previously had filed a registration statement on Form F-6 (Japan Airlines System Corp. 333-101014) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

                  (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                       By: DEUTSCHE BANK TRUST COMPANY
                                                  AMERICAS, Depositary
                                       By:/s/William Fahey
                                          ----------------
                                       William Fahey
                                       Vice President